Exhibit 23.1

Onestop Assurance PAC 10 Anson Road #21-14 International Plaza Singapore 079903 Email:contact@onestop-audit.com Website: www.onestop-audit.com Office Number: 6883 5647

Consent of Independent Registered Public Accounting Firm

We hereby consent to the inclusion in this Registration Statement on Amendment No. 3 to Form F-1 (Registration No. 333-292883) of our report dated March 24, 2026, except for Note 13, Note 15, Note 18 and Note 19 which are dated April 22, 2026, with respect to the consolidated financial statements of Unitrend Entertainment Group Limited.

We also consent to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ Onestop Assurance PAC

Singapore

April 22, 2026